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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                   __________


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)      December 14, 2000
                                                 -------------------------------



                            Harveys Casino Resorts
                        ------------------------------
            (Exact name of registrant as specified in its charter)


           Nevada                       1-12802                  88-0066882
-------------------------------        ------------          -------------------
(State or other jurisdiction of        (Commission             (I.R.S. Employer
incorporation or organization)         File Number)          Identification No.)


Highway 50 and Stateline Avenue, P.O. Box 128
          Lake Tahoe, Nevada                                    89449
---------------------------------------------                   -----
(Address of principal executive offices)                     (Zip Code)

    Registrant's telephone number, including area code    (775) 588-2411
                                                         -----------------

--------------------------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)
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Item 5.   Other.

     Harveys Casino Resorts announced today that it has postponed the previously announced private financing effort for the acquisition of Pinnacle Entertainment, Inc. (f/k/a Hollywood Park, Inc.) The merger agreement relating to such acquisition has not been terminated, and remains in full force and effect. Harveys intends to continue to evaluate the prospects for the transaction, but cannot assure that a transaction will be consummated.

     As a result, Harveys is terminating the cash tender offers and consent solicitations by its subsidiaries, with respect to approximately $150 million of Harvey's 10-5/8% Senior Subordinated Notes due 2006, approximately $350 million of Pinnacle's 9-1/4% Senior Subordinated Notes due 2007 and approximately $125 million of Pinnacle's 9-1/2% Senior Subordinated Notes due 2007.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

(c)  Exhibits

          The following exhibits are incorporated by reference into this report:

Exhibit
Number      Description
------      -----------

 99.1       Press release, dated December 14, 2000

                                       2
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                                   SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly autho rized.

                                                HARVEYS CASINO RESORTS



Date:  December 14, 2000                        By:  /s/ John J. McLaughlin
                                                     __________________________
                                                     John J. McLaughlin
                                                     Senior Vice President,
                                                     Chief Financial Officer
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                  EXHIBIT INDEX TO CURRENT REPORT ON FORM 8-K
                  -------------------------------------------



Exhibit
Number    Description
------    -----------


99.1      Press release, dated December 14, 2000